EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Current Report on Form 8-K/A of Mercantile Bank Corporation of our report dated March 10, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, appearing in the Annual Report of Firstbank Corporation on Form 10-K for the year ended December 31, 2013.

/s/ Plante & Moran, PLLC
Plante & Moran, PLLC

Grand Rapids, Michigan

August 11, 2014